RESTATED NONCOMPETITION AGREEMENT

     THIS RESTATED NONCOMPETITION AGREEMENT ("Agreement") is made as of the 27th day of March, 1998, by and between SODEXHO MARRIOTT SERVICES, INC., successor by name change to Marriott International, Inc. ("Sodexho Marriott"), and HOST MARRIOTT SERVICES CORPORATION ("Host Marriott Services").

     WHEREAS, Sodexho Marriott and Host Marriott Corporation entered into a Noncompetition Agreement dated as of October 8, 1993, as amended (the "Original Agreement"), in connection with and pursuant to that certain Distribution Agreement between them dated as of September 15, 1993, (as thereafter amended from time to time, "Distribution Agreement").

     WHEREAS, on December 29, 1995, Host Marriott Corporation spun off certain of the businesses subject to the Original Agreement through a distribution of the stock of its then subsidiary, Host Marriott Services, to its shareholders, and accordingly, Sodexho Marriott, Host Marriott Corporation and Host Marriott Services entered into an amendment dated as of December 29, 1995 to the Original Agreement which added Host Marriott Services as a party (the Original Agreement, as so amended, the "Existing Agreement").

     WHEREAS, on October 1, 1997, Sodexho Marriott announced its intention to spin off to its shareholders a new company, New Marriott MI, Inc. ("New Marriott"), which will directly or through subsidiaries own all or substantially all of the lodging, senior living and distribution services businesses; and to rename Sodexho Marriott, the corporate entity which will retain its management services business, Sodexho Marriott Services, Inc.

     WHEREAS, as a result of consummation the two spin off transactions described above, the businesses subject to the Existing Agreement will be owned by four separate companies, Host Marriott Corporation, Host Marriott Services, Sodexho Marriott, and New Marriott; with the result that four companies would need to be participate in any and every future modification of or waiver under the Existing Agreement, even though any such waiver or modification would likely have no relevance to two of the four companies.

     WHEREAS, New Marriott, Sodexho Marriott, Host Marriott Corporation and Host Marriott Services now wish to replace the Existing Agreement with two bilateral agreements, of which this Agreement is one, each covering only that subset of the businesses covered by the Existing Agreement which are germane to such parties and each of which is to be deemed by the parties thereto to be a continuation of the Original Agreement with respect to such parties; and accordingly are entering into an Acknowledgment and Release substantially in the form of Exhibit A attached hereto.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

                                  ARTICLE ONE
                                  DEFINITIONS

1. DEFINITIONS. The following terms when used herein shall have the meaning set forth below:

     "Affiliates" shall mean any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with Host Marriott Services or Sodexho Marriott, as the case may be. For purposes of this definition "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, Host Marriott Services Affiliates shall not include Sodexho Marriott or its Subsidiaries or Affiliates, and Sodexho Marriott Affiliates shall not include (i) Sodexho Alliance S.A., or its Subsidiaries or Affiliates other than Sodexho Marriott and its subsidiaries or (ii) Host Marriott Services or its Subsidiaries or Affiliates.

     "Compete" shall mean (i) to conduct or participate or engage in, or bid for or otherwise pursue a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for, any Person or in any other capacity, or (ii) have any ownership interest in any Person or business which conducts, participates or engages in, or bids for or otherwise pursues a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant to or manager for any Person or in any other capacity.

     "Competing Host Services Business" shall mean a business that competes with, or is substantially similar to, the Host Services Business.

     "Competing Host Services Activity" shall mean a business activity that competes with, or is substantially similar to, the Host Services Business.

     "Competing Sodexho Marriott Business" shall mean a business that competes with, or is substantially similar to, the Sodexho Marriott Business.

     "Competing Sodexho Marriott Activity" shall mean a business activity that competes with, or is substantially similar to, the Sodexho Marriott Business.

     "Conference Centers" shall mean the facilities for conferences and meetings of groups and associations (together with the lodging, food and other services related thereto), principally utilized by Persons belonging to or affiliated with educational, health care, governmental, corporate or other organizations, or other facilities marketed primarily for such conference and group meeting business, such as the Westwood Conference Center in Wausau, WI, substantially as it was being operated by Sodexho Marriott as of October 8, 1993.

     "Effective Period" shall mean that period commencing on October 8, 1993, and automatically terminating without further documentation on October 7, 2000.

     "Host Services Business" shall mean the business of providing management services or operations with respect to food, beverages, vending, merchandise, duty free shops and gift shops operated in airports or airport facilities, on tollroads or on other limited access highways, in rapid transit and mass transit facilities (bus, light and heavy railway and trolley), in sporting arenas and stadiums utilized by professional football, basketball, or major league baseball or hockey teams, and in gift or merchandise shops in hotels or casinos (excluding Conference Centers).

     "New Catering Account" shall mean a corporate or industrial catering account not held by Host Marriott Services or its former parent, Host Marriott Corporation, as of October 8, 1993, but acquired thereafter, excluding renewals, amendments or extensions of accounts existing as of October 8, 1993.

     "Person" shall mean any person, firm, corporation, general or limited partnership, association, or other entity.

     "Route Vending" shall mean the operation of vending machines supplied with food, beverages and merchandise primarily from facilities located other than on the premises where the vending machines are located.

     "Sodexho Marriott Business" shall mean the business of providing management services or operations, or franchising (either as franchisee or a franchisor), with respect to food, beverages, housekeeping, laundry, vending, plant and equipment operation and maintenance, grounds care, Conference Centers, child care, convenience stores, and gift or merchandise shops, located in hospitals, nursing homes and other health care facilities, primary and secondary schools, colleges, universities, academies and other educational facilities, corporate headquarters and office buildings, manufacturing or industrial facilities, municipal, state or federal government offices, courthouses, penal institutions, and stadiums and arenas owned or operated by colleges or universities (except for such stadiums and arenas utilized by professional football, basketball, or major league baseball or hockey teams).

     "Subsidiaries" shall mean corporations or other entities which are more than fifty percent (50%) owned, directly or indirectly, by Host Marriott Services or Sodexho Marriott, as the case may be, and partnerships in which Host Marriott Services or Sodexho Marriott, as the case may be, or a subsidiary corporation, is a general partner.

     "Territory" shall mean the United States, Canada, and their respective territories and protectorates.

     "Transfer" shall mean the sale, conveyance, disposal of or other transfer of ownership, title or other interest.

                                  ARTICLE TWO
          NONCOMPETITION WITH RESPECT TO THE SODEXHO MARRIOTT BUSINESS

2.   CERTAIN RESTRICTIONS ON HOST MARRIOTT SERVICES.

     a. Except as provided in Section 2(b), during the Effective Period, Host Marriott Services shall not:

          i.   Compete  in  the  Sodexho   Marriott   Business  within  the
               Territory.

          ii. Compete in the Sodexho Marriott Business anywhere outside of the Territory where Sodexho Marriott was, as of the Effective Date, prohibited from Competing in the Sodexho Marriott Business or where Host Marriott Services is prohibited from Competing in the Host Services Business, due to a valid, written noncompetition agreement; provided, however, in the event any such agreement terminates prior to the expiration of the Effective Period this
               Section 2.a.ii, as it relates to the prohibitions covered by such agreement, shall automatically terminate and be void without further documentation. The applicable agreements containing the restrictions are identified on Schedules A and B hereto and incorporated herein by this reference.

     b. Except as specifically provided in this Agreement, nothing contained in this Agreement shall restrict Host Marriott Services from engaging in the Host Services Business or the Sodexho Marriott Business including, but not limited to:

               Route Vending provided to airports or facilities related thereto; or food and beverage and related services or other businesses at national or state parks, ski resorts or other seasonal resorts, zoos, aquariums, concert or other entertainment facilities, tourist attractions, or professional minor league sporting arenas and stadiums.

     c. Notwithstanding anything herein to the contrary, Section 2.a shall not prohibit Host Marriott Services from the following activities:

          i. the continued operation of any business that was operated as of October 8, 1993, by the Host/Travel Plaza Divisions of Host Marriott Corporation; or


          ii. the ownership of capital stock of a corporation which conducts, participates or engages in competition with, or owns or has an interest in a business similar to, the Sodexho Marriott Business if (a) such capital stock is traded on a national or regional stock exchange in the United States or Canada or is traded on the National Association of Securities Dealers, Inc., Automated Quotation System, and (b) Host Marriott Services, directly or indirectly, is the beneficial owner of not more than five percent (5%) of such corporation's outstanding capital stock; or

          iii. the acquisition of any Person which conducts, participates or engages in competition with, or owns or has an interest in a Competing Sodexho Marriott Business, except for such a Person whose primary business is a Competing Sodexho Marriott Business, if (x) the gross sales of such Person (including its Subsidiaries and Affiliates) from the Competing Sodexho Marriott Activities for the three hundred sixty-five (365) days preceding the date on which the acquisition is consummated (the "Preceding Period"), do not constitute more than twenty percent (20%) of the gross sales (including sales from the Competing Sodexho Marriott Activities) of such Person (including its Subsidiaries and Affiliates), or
               (y) neither the fair market value of, nor the value, if any, attributed by the acquisition agreement to the Competing Sodexho Marriott Activities is in excess of Five Million Dollars ($5,000,000.00), as increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1993 as the base year).

          iv. the continued operation of food preparation facilities utilized by Host Marriott Services (or its former parent, Host Marriott Corporation) (a "Host Services Preparation Facility") as of October 8, 1993, to prepare food for in-flight catering accounts and the continued operation of corporate or industrial catering accounts serviced with food prepared in any Host Services Preparation Facility;

          v. entering into any New Catering Account, provided that such New Catering Account (w) is located within a five (5) mile radius of a Host Services Preparation Facility and serviced with food prepared in the Host Services Preparation Facility in question;
               (x) is located in a building that contains no on-site food preparation facilities; (y) is located in a building where Sodexho Marriott then has no vending business; and (z) shall have annual gross sales not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), as increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1993 as the base year).

     d. During the Effective Period, Host Marriott Services shall not, directly or indirectly:


          i. acquire from any Person (other than Sodexho Marriott) any interest in a Competing Sodexho Marriott Business unless, prior to such acquisition, Host Marriott Services offers to sell the Competing Sodexho Marriott Activities to Sodexho Marriott on the same terms and conditions on which the Competing Sodexho Marriott Business is being acquired. Sodexho

               Marriott shall have thirty (30) days after receiving notice of the acquisition of the Competing Sodexho Marriott Business to elect, by notice to Host Marriott Services, to purchase the Competing Sodexho Marriott Activities on the terms and conditions set forth in the notice. If Sodexho Marriott does not elect to purchase the Competing Sodexho Marriott Activities within the 30-day period, Host Marriott Services shall be entitled to own and operate such Competing Sodexho Marriott Activities, subject to the restrictions on Transfer set forth in Section 2.d.ii hereinbelow. Notwithstanding the foregoing, Host Marriott Services shall not have to offer to sell, or sell, to Sodexho Marriott any such Competing Sodexho Marriott Activities which are not readily divisible from other activities permitted to Host Marriott Services, provided that the gross sales from such non-divisible Competing Sodexho Marriott Activities do not exceed the greater of One Million Dollars ($1,000,000.00), per year or five percent (5%) of the gross sales of the Competing Sodexho Marriott Business as determined in accordance with Section 2.c.iii hereof. In the event that the gross sales from such non-divisible Competing Sodexho Marriott Activities exceed the greater of One Million Dollars ($1,000,000.00) per year or five percent (5%) of the gross sales of the Competing Sodexho Marriott Business as determined in accordance with Section 2.c.iii hereof, then all non-divisible Competing Sodexho Marriott Activities shall be subject to Host Marriott Services's obligation to offer them for sale to Sodexho Marriott, as set forth above, to the maximum extent that Host Marriott Services and Sodexho Marriott, using their best efforts and negotiating in good faith, can make such Competing Sodexho Marriott Activities divisible and transferable to Sodexho Marriott. The amount of One Million Dollars ($1,000,000.00) referenced in this Section shall be increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1993 as the base year).


          ii. Transfer to any Person (other than Sodexho Marriott) any Competing Sodexho Marriott Activities unless it first offers to sell such Competing Sodexho Marriott Activities to Sodexho Marriott upon substantially the same terms and conditions offered by a bona fide prospective purchaser not an affiliate of Host Marriott Services. Sodexho Marriott shall have thirty (30) days after receiving notice of the proposed Transfer to elect, by notice to Host Marriott Services, to purchase the Competing Sodexho Marriott Activities on the terms and conditions set forth in the notice. If Sodexho Marriott does not elect to purchase the Competing Sodexho Marriott Activities from Host Marriott Services within the 30-day period, Host Marriott Services shall be entitled to Transfer such Competing Sodexho Marriott Activities to any Person not an affiliate of Host Marriott Services on substantially the same terms and conditions as set forth in the notice to Sodexho Marriott. However, if no definitive agreement to Transfer is executed within ninety (90) days after the expiration of the 30-day period, Host Marriott Services shall not thereafter Transfer such Competing Sodexho Marriott Activities to any Person (other than Sodexho Marriott) without first offering to sell it to Sodexho Marriott as provided above.


                                 ARTICLE THREE
          NONCOMPETITION WITH RESPECT TO THE SODEXHO MARRIOTT BUSINESS

3.   CERTAIN RESTRICTIONS ON SODEXHO MARRIOTT.

     a. Except as provided in Section 3(b), during the Effective Period, Sodexho Marriott shall not:

          i. Compete in the Host Marriott Services Business within the Territory.

          ii. Compete in the Host Marriott Services Business anywhere outside of the Territory where Host Marriott Services was, as of the Effective Date, prohibited from Competing in the Host Marriott Services Business or where Sodexho Marriott is prohibited from Competing in the Host Services Business, due to a valid, written noncompetition agreement; provided, however, in the event any such agreement terminates prior to the expiration of the Effective Period this Section 3.a.ii, as it relates to the prohibitions covered by such agreement, shall automatically terminate and be void without further documentation. The applicable agreements containing the restrictions are identified on Schedules A and B hereto and incorporated herein by this reference.

     b. Except as specifically provided in this Agreement, nothing contained in this Agreement shall restrict Sodexho Marriott from engaging in the Host Services Business or the Sodexho Marriott Business including, but not limited to:

               Route vending provided to airports or facilities related thereto; or food and beverage and related services or other businesses at national or state parks, ski resorts or other seasonal resorts, zoos, aquariums, concert or other entertainment facilities, tourist attractions, or professional minor league sporting arenas and stadiums.

     c. Notwithstanding anything herein to the contrary, Section 3.a shall not prohibit Sodexho Marriott from the following activities:

           i. the continued operation and development of any business that was operated as of October 8, 1993, by what was then known as the Marriott Management Services division of Sodexho Marriott's former parent, Marriott Corporation; or

          ii. the ownership of capital stock of a corporation which conducts, participates or engages in competition with, or owns or has an interest in a business similar to, the Host Marriott Services Business if (a) such capital stock is traded on a national or regional stock exchange in the United States or Canada or is traded on the National Association of Securities Dealers, Inc., Automated Quotation System, and (b) Sodexho Marriott, directly or indirectly, is the beneficial owner of not more than five percent (5%) of such corporation's outstanding capital stock; or

          iii. the acquisition of any Person which conducts, participates or engages in competition with, or owns or has an interest in a Competing Host Marriott Services Business, except for such a Person whose primary business is a Competing Host Marriott Services Business, if (x) the gross sales of such Person (including its Subsidiaries and Affiliates) from the Competing Host Marriott Services Activities for the Preceding Period do not constitute more than twenty percent (20%) of the gross sales (including sales from the Competing Host Marriott Services Activities) of such Person (including its Subsidiaries and Affiliates), or (y) neither the fair market value of, nor the value, if any, attributed by the acquisition agreement to the Competing Host Marriott Services Activities is in excess of Five Million Dollars ($5,000,000.00), as increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1993 as the base year).

     d. During the Effective Period, Sodexho Marriott shall not, directly or indirectly:


          i. acquire from any Person (other than Host Marriott Services) any interest in a Competing Host Marriott Services Business unless, prior to such acquisition, Sodexho Marriott offers to sell the Competing Host Marriott Services Activities to Host Marriott Services on the same terms and conditions on which the Competing Host Marriott Services Business is being acquired. Host Marriott Services shall have thirty (30) days after receiving notice of the acquisition of the Competing Host Marriott Services Business to elect, by notice to Sodexho Marriott, to purchase the Competing Host Marriott Services Activities on the terms and conditions set forth in the notice. If Host Marriott Services does not elect to purchase the Competing Host Marriott Services Activities within the 30-day period, Sodexho Marriott shall be entitled to own and operate such Competing Host Marriott Services Activities, subject to the restrictions on Transfer set forth in
               Section  3.d.ii   hereinbelow.   Notwithstanding  the  foregoing,

               Sodexho Marriott shall not have to offer to sell, or sell, to Host Marriott Services any such Competing Host Marriott Services Activities which are not readily divisible from other activities permitted to Sodexho Marriott, provided that the gross sales from such non-divisible Competing Host Marriott Services Activities do not exceed the greater of One Million Dollars ($1,000,000.00), per year or five percent (5%) of the gross sales of the Competing Host Marriott Services Business as determined in accordance with
               Section 3.c.iii hereof. In the event that the gross sales from such non-divisible Competing Host Marriott Services Activities exceed the greater of One Million Dollars ($1,000,000.00) per year or five percent (5%) of the gross sales of the Competing Host Marriott Services Business as determined in accordance with
               Section 3.c.iii hereof, then all non-divisible Competing Host Marriott Services Activities shall be subject to Sodexho Marriott's obligation to offer them for sale to Host Marriott Services, as set forth above, to the maximum extent that Sodexho Marriott and Host Marriott Services, using their best efforts and negotiating in good faith, can make such Competing Host Marriott Services Activities divisible and transferable to Host Marriott Services. The amount of One Million Dollars ($1,000,000.00) referenced in this Section shall be increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1993 as the base year).

          ii. Transfer to any Person (other than Host Marriott Services) any Competing Host Marriott Services Activities unless it first offers to sell such Competing Host Marriott Services Activities to Host Marriott Services upon substantially the same terms and conditions offered by a bona fide prospective purchaser not an affiliate of Sodexho Marriott. Host Marriott Services shall have thirty (30) days after receiving notice of the proposed Transfer to elect, by notice to Sodexho Marriott, to purchase the Competing Host Marriott Services Activities on the terms and conditions set forth in the notice. If Host Marriott Services does not elect to purchase the Competing Host Marriott Services Activities from Sodexho Marriott within the 30-day period, Sodexho Marriott shall be entitled to Transfer such Competing Host Marriott Services Activities to any Person not an affiliate of Sodexho Marriott on substantially the same terms and conditions as set forth in the notice to Host Marriott Services. However, if no definitive agreement to Transfer is executed within ninety (90) days after the expiration of the 30-day period, Sodexho Marriott shall not thereafter Transfer such Competing Host Marriott Services Activities to any Person (other than Host Marriott Services) without first offering to sell it to Host Marriott Services as provided above.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

4.1 ARBITRATION OF CERTAIN MATTERS. Host Marriott Services and Sodexho Marriott agree that any controversy or dispute concerning any calculation or determination of value or sales arising under Sections 2.c.iii, 2.d.i, 3.c.iii, or 3.d.i hereof shall be settled in arbitration in accordance with the Rules of the American Arbitration Association then in effect. Such arbitration shall take place in Washington, DC. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Nothing contained in this Section 4.1 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement, or (ii) for specific enforcement of this Section 4.1. The parties agree that any legal remedy available to a party with respect to a breach of this Section 4.1 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 4.1. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by agreements with third parties, or by law.

4.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof.

4.3 MODIFICATION. This Agreement may only be amended, modified or supplemented in a written agreement signed by both parties hereto.

4.4 WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision hereof, except by written instrument of the party charged with such waiver or estoppel.

4.5 SEVERABILITY. Host Marriott Services and Sodexho Marriott agree that the period of restriction and the geographical area of restriction imposed upon the parties are fair and reasonable and are reasonably required for the protection of each of the parties hereto. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as though the invalid portions were not a part hereof. If the provisions of this Agreement relating to the area of restriction or the period of restriction shall be deemed to exceed the maximum area or period which a court having jurisdiction over the matter would deem enforceable, such area or period shall, for purposes of this Agreement, be deemed to be the maximum area or period which such court would deem valid and enforceable.


4.6 REMEDIES. Sodexho Marriott and Host Marriott Services agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof, and that their remedy at law for any breach of the other party's obligations hereunder would be inadequate. Sodexho Marriott and Host Marriott Services agree and consent that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof without the necessity of proof of actual damage.

4.7 ENFORCEABILITY. The terms, conditions and promises contained in this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, or successors and assigns. Each of the parties hereto shall cause its subsidiaries to comply with such party's obligations hereunder. Nothing herein, expressed or implied, shall be construed to give any other Person any legal or equitable rights hereunder.

4.8 ASSIGNMENT AND SUCCESSORS AND ASSIGNS. Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement. Notwithstanding anything herein to the contrary, the restrictions, rights and obligations set forth in Articles 2 and 3 shall be treated as follows: in the event Host Marriott Services Transfers all or substantially all of the Host Services Business, such purchaser shall automatically be bound by the terms of this Agreement unless such purchaser has annual gross Sodexho Marriott Business sales in excess of Five Hundred Million Dollars ($500,000,000.00), as increased by the percentage increase, if any, in the Consumer Price Index, All Urban Consumers, United States during the term hereof (using 1993 as the base year); and, in the event Sodexho Marriott Transfers all or substantially all of the Sodexho Marriott Business, without exception, such purchaser shall automatically be bound by the terms of this Agreement.

4.9 CONSENT TO JURISDICTION. Subject to Section 4.1 hereof, the parties irrevocably submit to the exclusive jurisdiction of (a) the Courts of the State of Maryland in Montgomery County, and (b) if federal jurisdiction exists, the United States District Court for the State of Maryland for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party hereby irrevocably designates, appoints and empowers Prentice Hall Corporation System, Inc. as its true and lawful agent and attorney-in-fact in its name, place, and stead to receive on its behalf service of process in any action, suit, or proceeding with respect to any matters as to which it has submitted to jurisdiction as set forth in the immediately preceding sentence.

4.10 INTERPRETATION. When a reference is made in this Agreement to a Section, Article, or Schedule, such reference shall be to a Section, Article, or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall neither affect the meaning or interpretation of this Agreement, nor define or limit the scope or intent of any provision or part hereof. Whenever the words "include," or "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

4.11 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

     To Sodexho Marriott:

          Sodexho Marriott Services, Inc.
          10400 Fernwood Road
          Bethesda, Maryland 20817
          ATTN: General Counsel

          or

          -------------------------------------
          -------------------------------------
          -------------------------------------
          -------------------------------------


     To Host Marriott Services:

          Host Marriott  Services  Corporation
          6600 Rockledge  Drive
          Bethesda, Maryland 20817
          ATTN: General Counsel

4.12 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might be applied under applicable principles of conflicts of laws.

4.13 RELATIONSHIP OF PARTIES. It is understood and agreed that nothing in this Agreement shall be deemed or construed by the parties or any third party as creating an employer-employee, principal/agent, partnership or joint venture relationship between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the day and year first above written.

                    SODEXHO MARRIOTT SERVICES, INC.

                    By:  /S/ ROBERT A STERN
                         -----------------------------------------
                    Printed Name:  Robert A. Stern
                                   -------------------------------
                    Title:  Sr. Vice President and General Counsel
                            --------------------------------------


                    HOST MARRIOTT SERVICES CORPORATION

                    By:  /S/ JOE P. MARTIN
                         -----------------------------------------
                    Printed Name:  Joe P. Martin
                                   -------------------------------
                    Title:  Sr. Vice President and General Counsel
                            --------------------------------------

                                   EXHIBIT A



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